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                                                                 Exhibit 24.1(b)

                               MOBIL CORPORATION

                               POWER OF ATTORNEY

                               *  *  *  *  *  *


        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer of Mobil Corporation, a Delaware corporation, hereby constitutes and appoints CHARLES H. DUBOIS, WALTER R. ARNHEIM and GORDON G. GARNEY her true and lawful attorneys-in-fact and agents, each of such persons having full power to act without the others, to execute and file in her name and capacity on behalf of Mobil Corporation, a Shelf Registration Statement on Form S-3 or any appropriate form including amendments and/or post-effective amendments and supplements, together with all exhibits and other documents necessary or appropriate in connection therewith, for registration with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, of $650,000,000 of Pass Through Certificates and a Mobil Corporation Guaranty with respect thereto.

        AND FURTHER, that the undersigned officer of Mobil Corporation hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things essential and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person in connection with the proper exercise of the powers granted hereunder.

        IN WITNESS WHEREOF, the undersigned as an officer of Mobil Corporation has hereunto set her hand as of the 1st day of October, 1996.



NAME AND TITLE       /s/ Martha F. Keeth
                     -----------------------------------------------------------
                     Martha F. Keeth, Controller: Principal Accounting Officer